SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



  Fidelity Bankshares, Inc.            Fidelity Capital Trust I
 (Exact name of registrant            (Exact name of registrant
as specified in its charter)         as specified in its charter)


   Delaware         65-0717085       Delaware       65-0800855
    (State of         (I.R.S. Employer      (State of       (I.R.S. Employer
incorporation or    Identification No.)   incorporation    Identification No.)
  organization)                          or organization)

218 Datura Street, West Palm Beach, Florida            33401
(Address of principal executive offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act.

            None                              N/A
      (Title of Class)           (Name of each exchange on which
                                  each class is to be registered)

Securities to be registered pursuant to Section 12(g) of the Act:

  ______%  Trust Preferred Securities of Fidelity Capital Trust
                        (Title of Class)
  ______% Junior Subordinated Deferrable Interest Debentures of
                    Fidelity Bankshares, Inc.
                        (Title of Class)
       Fidelity Bankshares, Inc. Guarantee with respect to
                   Trust Preferred Securities
                        (Title of Class)

Item 1.  Description of Registrants' Securities to be Registered.

     For a description of the Registrants' securities, reference is made to "Description of Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee" in the Registrants' Registration Statement on Form S-2 (Registration Numbers 333-42227 and 333-42227-01) which is hereby incorporated by reference.


Item 2.  Exhibits.

     1.   Registration Statement on Form S-2 (Registration
Numbers 333-42227 and  333-42227-01) dated December 15, 1997, as amended December 24, 1997, is hereby incorporated by reference.

     2. Form of Indenture with respect to Fidelity Bankshares, Inc.'s ____% Junior Subordinated Deferrable Interest Debentures (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-2 as filed on December 15, 1997 and amended December 24, 1997).

     3.   Form of Specimen ____% Junior Subordinated Deferrable
Interest Debenture (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-2 as filed on December 15,
1997 and amended December 24, 1997).

     4.   Form of Amended and Restated Trust Agreement of
Fidelity Capital Trust I (incorporated by reference to Exhibit
4.5 of the Registration Statement on Form S-2 as filed on December 15, 1997 and amended December 24, 1997).

     5.   Form of Guarantee Agreement for Fidelity Capital Trust
I (incorporated by reference to Exhibit 4.6 of the Registration
Statement on Form S-2 as filed on December 15, 1997 and amended
December 24, 1997).

     6.   Form of Certificate Evidencing Preferred Securities of
Fidelity Capital Trust I (incorporated by reference to Exhibit
4.8 of the Registration Statement on Form S-2 as filed on December 15, 1997 and amended December 24, 1997).

                            SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              FIDELITY BANKSHARES, INC.



Date:     January 8, 1998     By:  \s\ Vince A. Elhilow
                                   ------------------------------
                                   Vince A. Elhilow
                                   President and Chief Executive
                                    Officer


                              FIDELITY CAPITAL TRUST I



Date:     January 8, 1998     By:  \s\ Vince A. Elhilow
                                   ------------------------------
                                   Vince A. Elhilow
                                   President and Chief Executive
                                    Officer